PROSPECTUS SUPPLEMENT                                         File No. 333-38792
---------------------                                             Rule 424(b)(3)
(To Prospectus Supplement and Prospectus dated
June 16, 2000 and June 15, 2000, respectively)
Prospectus number:    2039


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount:  $250,000,000      Original Issue Date:      November 10, 2000

CUSIP Number:      59018Y CE9        Stated Maturity Date:     November 10, 2003

Interest Calculation:                 Day Count Convention:
---------------------                 ---------------------
|X|  Regular Floating Rate Note       |X|   Actual/360

|_|  Inverse Floating Rate Note       |_|   30/360

      (Fixed Interest Rate):          |_|   Actual/Actual


Interest Rate Basis:
--------------------
|X|  LIBOR                            |_|   Commercial Paper Rate

|_|  CMT Rate                         |_|   Eleventh District Cost of Funds Rate

|_|  Prime Rate                       |_|   CD Rate

|_|  Federal Funds Rate               |_|   Other (see attached)

|_|  Treasury Rate
   Designated CMT Page:               Designated LIBOR Page:
        CMT Telerate Page:                  LIBOR Telerate Page:    3750
        CMT Reuters Page:                   LIBOR Reuters Page:


Index Maturity:            Three Months    Minimum Interest Rate: Not Applicable

Spread:                    0.2500%         Maximum Interest Rate: Not Applicable

Initial Interest Rate:     TBD             Spread Multiplier:     Not Applicable

Interest Reset Dates:      Quarterly, on the 10th of every February, May, August
                           and November, commencing February 10, 2001, subject to modified following business day convention.

Interest Payment Dates:    Quarterly, on the 10th of every February, May, August
                           and November, commencing February 10, 2001, subject to modified following business day convention.

Repayment at the
Option of the Holder:      The  Notes  cannot  be  repaid  prior  to the  Stated
                           Maturity Date.

Redemption at the
Option of the Company:     The Notes  cannot  be  redeemed  prior to the  Stated
                           Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                   The Chase Manhattan Bank

Dated:                     November 07, 2000